UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2006

RIM SEMICONDUCTOR COMPANY

(Exact name of registrant as specified in its charter)

Utah	000-21785	95-4545704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

305 NE 102nd Ave, Suite 105, Portland, OR 97220
(Address of principal executive offices, including Zip Code)

(503) 257-6700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

0 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

0 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

0 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

0 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As of December 12, 2006, approximately 21.3% of Rim Semiconductor Company’s 7% Senior Secured Convertible Debentures issued in March 2006 remained outstanding. As a result, the security interest in the Company’s assets that was previously granted by the Company to the debenture holders has terminated.

$1,277,000 principal amount of the debentures remained outstanding on December 12, 2006 (the remaining $4,723,000 having been converted by their holders into common stock of the Company).

On March 6, 2006, the Company raised gross proceeds of $6 million from the private placement to institutional and individual investors of the above-referenced debentures. To secure the Company’s obligations under the debentures, the Company granted a security interest in substantially all of its assets, including without limitation, its intellectual property, in favor of the investors. The security interest terminated on December 8, 2006, the date on which less than one-quarter of the original principal amount of the Debentures issued on the closing date are outstanding.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rim Semiconductor Company

Dated: December 12, 2006	By:	/s/ Brad Ketch
Brad Ketch President and Chief Executive Officer